SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8 K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 16, 2001

Commission file number 1-1363

Acrodyne Communications, Inc..

(Exact name of Registrant as specified in its charter)

Delaware	11-3067564
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10706 Beaver Dam Road, Cockeysville, Maryland	21030
(Address of principal executive offices)	(Zip Code)

(410) 568-1629

(Registrant’s telephone number, including area code)

Item 4(a).                Changes in Registrant’s Certifying Accountant

On November 16, 2001, Acrodyne Communications, Inc. (the “Company”) appointed Grant Thornton LLP (“Grant Thornton”) to replace Arthur Andersen LLP (“Andersen”) as the Company’s independent accounting firm.  Accordingly, Grant Thornton will examine the financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2001.

Regulation S-K Item 304(a)(1) Disclosures.

Item 304 (a)(1)(i).  The Company has dismissed Andersen as its independent accounting firm on November  16, 2001.

Item 304 (a)(1)(ii).  Andersen’s audit report on the Company’s financial statements for the year ended December 31, 1999 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.  Andersen’s report on the Company’s financial statements for the year ended December 31, 2000 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Item 304(a)(1)(iii).  The decision to change independent accountants had been recommended and approved by the Audit Committee of the Company’s Board of Directors (the “Audit Committee”).

Item 304(a)(1)(iv).  There were no disagreements with Andersen on any matter of auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Andersen, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements.

*              *              *

Prior to November 16, 2001, the Company did not consult with Grant Thornton regarding the type of audit opinion that might be rendered by Grant Thornton for the year ended December 31, 2001.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 2001

Acrodyne Communications, Inc.

By: /s/ R.E. Woodruff, Jr.

R. E. Woodruff, Jr.
Chief Accounting Officer